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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT AUDITORS AND REPORT ON SCHEDULE

The Board of Directors
ShowCase Corporation:

The audits referred to in our report dated May 7, 1999 included the related consolidated financial statement schedule as of March 31, 1999 and for each of the years in the three-year period ended March 31, 1999 included in the registration statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 28, 1999